                        AGREEMENT AND IRREVOCABLE PROXY


          THIS AGREEMENT AND IRREVOCABLE PROXY (this "Agreement"), dated as of February 15, 1996, is by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("PARENT"), FG ACQUISITION CORP., an Indiana corporation and a subsidiary of Parent ("PURCHASER"), FORUM HOLDINGS, L.P., a Texas limited partnership ("SHAREHOLDER") and, solely for the purpose of Section 2(c) hereof, FORUM GROUP, INC., an Indiana corporation (the "COMPANY").


                             W I T N E S S E T H:
                             -------------------

          WHEREAS, simultaneously with the execution of this Agreement, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"), pursuant to which (i) Purchaser has agreed, among other things, to commence a cash tender offer (as such tender offer may hereafter be amended from time to time in accordance with the Merger Agreement, the "OFFER") to purchase all shares of common stock, no par value, of the Company (the "COMPANY COMMON STOCK") and (ii) Purchaser will be merged with and into the Company (the "MERGER");

          WHEREAS, as of the date hereof, Shareholder is the beneficial owner of, and has the sole right to vote and dispose of, 9,079,568 shares of Company Common Stock; and

          WHEREAS, as of the date hereof, Shareholder holds warrants (the "CITICORP WARRANTS") exercisable into 350,072 shares of Company Common Stock (the "CITICORP WARRANT SHARES"); and

          WHEREAS, as of the date hereof, Shareholder holds warrants (the "INVESTOR WARRANTS"), issued pursuant to an Acquisition Agreement dated as of April 18, 1993 (the "ACQUISITION AGREEMENT"), which Investor Warrants are not currently exercisable into any shares of Company Common Stock; and

          WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, including the Offer and the Merger, Parent has required that Shareholder enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.    Certain Definitions.  Capitalized terms used and not defined
                -------------------
herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          "AFFILIATE" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to Shareholder, "AFFILIATE" shall not include (i) the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company or (ii) any Person in which Shareholder has a material direct or indirect ownership interest that is an operating company or otherwise is not in the business of making direct or indirect equity and/or debt investments in other Persons.

          "BENEFICIALLY OWN," "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "BENEFICIAL OWNERSHIP" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "GROUP" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "OWNED SHARES" means the shares of Company Common Stock owned by Shareholder (either of record or through a nominee), together with any other shares of Company Common Stock and any securities (other than Investor Warrants) convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of the Company) now or hereafter Beneficially Owned by Shareholder.

          "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "TRANSFER" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "TRANSFER" shall have a correlative meaning.

          2.    Tender of Shares; Exercise of Warrants.
                --------------------------------------

          (a) So long as the per share price in the Offer is not less than $13.00 in cash (net to the seller), Shareholder hereby agrees to tender and not withdraw all Owned Shares (or cause the record owner thereof to tender and not withdraw such Owned Shares), pursuant to and in accordance with the terms of the Offer. Shareholder hereby acknowledges and agrees that Parent's and Purchaser's obligation to accept for payment and pay for shares of Company Common Stock in the Offer, including any Owned Shares tendered by Shareholder, is subject to the terms and conditions of the Offer. The parties agree that Shareholder will, for all Owned Shares tendered by Shareholder in the offer and accepted for payment and paid for by Purchaser, receive the same per share consideration paid to other shareholders who have tendered into the Offer.

          (b) Prior to the expiration of the Offer, Shareholder will exercise all of the Citicorp Warrants. Upon exercise of the Citicorp Warrants, and the purchase of the Citicorp Warrant Shares in accordance with the terms thereof, the Citicorp Warrant Shares shall be deemed to be Owned Shares, and Shareholder agrees to tender (and not withdraw) such Warrant Shares pursuant to the Offer in accordance with Section 2(a) hereof.

          (c) In order to induce Parent and Purchaser to enter into the Merger Agreement, the Company and the holders of the Investor Warrants agree that, notwithstanding any provision of the Investor Warrants or the Acquisition Agreement to the contrary, immediately prior to the purchase of Shares pursuant to the Offer and without further action, each Investor Warrant then outstanding will be cancelled and extinguished for no additional consideration whatsoever. Shareholder will not exercise any Investor Warrants for any reason whatsoever.

          (d) Shareholder will take all actions necessary to terminate, immediately prior to the consummation of the Offer, the Shareholders' Agreement, dated as of June 14, 1993, and amended and restated as of July 28, 1995, by and between Shareholder and another shareholder of the Company.

          3.    Voting of Owned Shares; Irrevocable Proxy.  At the request
                -----------------------------------------
of Parent, Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by Shareholder of its duties under this Agreement, shall promptly execute and deliver to Purchaser an irrevocable proxy in the form of Exhibit A hereto.

          4.    Restrictions on Transfer and Proxies; No Solicitation.
                -----------------------------------------------------

          (a) Shareholder shall not directly or indirectly: (i) except as provided in Section 2 hereof, Transfer (including the Transfer of any securities of an Affiliate which is the record holder of Owned Shares if, as the result of such Transfer, such Person would cease to be an Affiliate of Shareholder) to any Person any or all Owned Shares; (ii) except as provided in Section 3 of this Agreement, grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares; or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or would result in a breach by Shareholder of its obligations under this Agreement.

          (b) Shareholder shall, and shall cause its Affiliates and its and their officers, directors, employees, representatives and agents (the "Covered Persons") to, immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Shareholder will not, and will cause the Covered Persons not to, (i) solicit, directly or through an intermediary, any inquiries with respect to, or the making of, any Acquisition Proposal, or (ii) engage in negotiations or discussions with, or furnish any confidential information relating to the Company or its Subsidiaries to, any Third Party relating to an Acquisition Proposal; provided, that nothing in this Agreement shall prohibit Shareholder or
          --------
any Covered Person in their capacities as officers, directors, employees, representatives and agents of the Company from taking or omitting to take any action permitted to be taken or omitted to be taken by the Company under Section
6.2 of the Merger Agreement.

     5.   Representations and Warranties of Shareholder.  Shareholder hereby
          ---------------------------------------------
represents, warrants and covenants to Parent and Purchaser as follows:

          (a) Shareholder has all necessary partnership power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Shareholder of this Agreement and the performance by Shareholder of its obligations hereunder have been duly and validly authorized by the requisite partnership action on the part of Shareholder, and no other partnership proceedings on the part of Shareholder are necessary to authorize the execution, delivery or performance of this Agreement by Shareholder or the consummation of the transactions contemplated hereby by Shareholder.

          (b) This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specified performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Shareholder is the Beneficial Owner of 9,429,640 shares of Company Common Stock (350,072 shares of which are Beneficially Owned by virtue of the Citicorp Warrants) and has the right to tender such shares as contemplated by this Agreement so that, upon the consummation of the Offer, Purchaser will own such shares free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances. Shareholder holds warrants for the purchase of 350,072 Citicorp Warrant Shares. Upon exercise of the Citicorp Warrants and purchase of the Citicorp Warrant Shares in accordance with the terms thereof, Shareholder will have the right to tender such shares as contemplated by this Agreement so that, upon the consummation of the Offer, Purchaser will own such shares, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances. Except for the Owned Shares, the Citicorp Warrants and the Investor Warrants (and the shares of Company Common Stock purchasable upon exercise of such warrants), neither Shareholder nor any of its Affiliates Beneficially Owns any shares of Company Common Stock or any securities convertible into Company Common Stock. Except as provided in this Agreement or referred to in Schedule 4.2(b) to the Merger Agreement, Shareholder has sole power to vote and to dispose of the Owned Shares, and sole power to issue instructions with respect to the Owned Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case which respect to all of the Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (d) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and the Exchange Act, in each case as amended, (i) no filing will, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the partnership agreement or other organizational documents of Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets (including the Owned Shares) may be bound, or
(C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Shareholder or any of its properties or assets. As of immediately prior to the execution of this Agreement, no litigation is pending or, to the knowledge of Shareholder, threatened involving Shareholder or the Company relating in any way, this Agreement, the Merger Agreement or any transactions contemplated hereby or thereby.

          (e) Shareholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement, and is incurring the obligations set forth therein, in reliance upon Shareholder's execution and delivery of this Agreement.

          (f) Shareholder agrees with and covenants to Parent that Shareholder shall not request that the Company or Parent, as the case may be, register the Transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of the securities of the Company or of Parent, as the case may be, unless such Transfer is made in compliance with this Agreement.

          6.    Representations and Warranties of Parent and Purchaser. Parent
                -----------------------------------------------------
and Purchaser hereby represent, warrant and covenant to Shareholder as follows:

          (a) Parent is a corporation duly organized and validly existing under the laws of the State of Delaware, and Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and each of them is in good standing under the laws of the state of its incorporation. Parent and Purchaser have all necessary corporate power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Parent and Purchaser of this Agreement and the performance by Parent and Purchaser of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a valid and binding agreement each of Parent and Purchaser, enforceable against each of them in accordance with its terms except to the extent (i) such enforcement may the limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Purchaser and the consummation by Parent or Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the transactions contemplated hereby or compliance by Parent or Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent or Purchaser, or (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties or assets may be bound, or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to

Parent or Purchaser or any of their respective properties or assets. As of immediately prior to the execution of this Agreement, no litigation is pending or, to the knowledge of Parent and Purchaser, threatened involving Parent or Purchaser relating in any way to this Agreement, the Merger Agreement or any transactions contemplated hereby or thereby.

          7.    Termination.  This Agreement (and all covenants of Shareholder
                -----------
hereunder) shall terminate on the earliest of (i) the purchase by Purchaser of the Owned Shares pursuant to the Offer, (ii) termination of the Merger Agreement pursuant to and in conformity with Article VIII of the Merger Agreement; provided that this Agreement shall not terminate based on a termination under
--------
Section 8.1(f) of the Merger Agreement if Parent and Purchaser are challenging the ability of the Company to terminate the Merger Agreement pursuant to such
Section 8.1(f) and (iii) July 16, 1996.

          8.    Miscellaneous.
                -------------

          (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) Shareholder agrees that this Agreement and the respective rights and obligations of Shareholder hereunder shall attach to any shares of Company Common Stock, and any securities convertible into such shares, that may become Beneficially Owned by Shareholder.

          (c) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and each of Parent and Purchaser, on the one hand, and Shareholder, on the other hand, shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliates.

          (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, that Purchaser may assign or delegate its rights and
         --------
obligations hereunder to Parent or any Subsidiary of Parent, but no such assignment or delegation shall relieve Purchaser of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

          (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Shareholder:

          Forum Holdings, L.P.
          c/o The Hampstead Group
          2200 Ross Avenue, Suite 4200 West
          Dallas, Texas  75201-6799
          Telephone No.:  (214) 220-4900
          Telecopy No.:  (214) 220-4949
          Attention:  Robert Whitman

          copy to:

          Robert A. Profusek
          Jones, Day, Reavis & Pogue
          599 Lexington Avenue, 32nd Floor
          New York, New York  10022
          Telephone No.:  (212) 326-3800
          Telecopy No.:  (212) 755-7306

          If to Parent or
          Purchaser:

          Marriott International, Inc.
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Telephone No.:  (301) 380-9555
          Telecopy No.:  (301) 380-8150
          Attention:  General Counsel
          copy to:

          O'Melveny & Myers
          555 13th Street, NW
          Washington, D.C.  20004
          Telephone No.: (202) 383-5300
          Telecopy No.: (202) 383-5414
          Attention:  Jeffrey J. Rosen
                      David G. Pommerening

          (g) Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Delaware. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in Delaware and to service of process upon it in the manner set forth in Section 8(f) hereof.

          (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i) This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware (regardless of the Laws that might otherwise govern under applicable principles of conflict of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

          (j) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or inter pretation of this Agreement. "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          (k) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Parent, Purchaser and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                      MARRIOTT INTERNATIONAL, INC.


                                      By:    /s/ WILLIAM J. SHAW
                                         -------------------------------
                                            Name:     William J. Shaw
                                            Title:    Executive Vice President


                                      FG ACQUISITION CORP.



                                      By:    /s/ WILLIAM J. SHAW
                                         -------------------------------------
                                            Name:     William J. Shaw
                                            Title:    Vice President


                                      FORUM HOLDINGS, L.P.

                                      By:  HRP Management, Ltd.,
                                         Its General Partner

                                      By:  HH Genpar Partners,
                                         Its General Partner

                                                By:  Hampstead Associates, Inc.,
                                            Its Managing General Partner

                                                       By:/s/ DANIEL DECKER
                                                          -----------------
                                                              Name:
                                                              Title:


                                      Solely for the purpose of Section 2(c)
                                      hereof:

                                      FORUM GROUP, INC.


                                      By:   /s/ MARK PACALA
                                         ------------------
                                      Name: Mark Pacala

                                      Title: Chairman and Chief Executive
                                             Officer

                                   EXHIBIT A
                                   ---------


                               IRREVOCABLE PROXY
                               -----------------


          The undersigned hereby revokes any previous proxies and appoints Marriott International, Inc. ("PARENT"), William J. Shaw and Paul E. Johnson, Jr., and each of them, with full power of substitution, as attorney and proxy of the undersigned (this "PROXY") to attend any and all meetings of shareholders of Forum Group Inc., an Indiana corporation (the "COMPANY") (and any adjournments or postponements thereof), to vote all shares of Common Stock, no value, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified herein. This is the proxy referred to in Section 3 of the Agreement and Irrevocable Proxy (the "AGREEMENT") dated as of February 15, 1996, by and among Parent, Purchaser, the undersigned and the Company. Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Agreement.

          So long as the Merger Price is at least $13.00 in cash (net to the seller), the undersigned hereby agrees that at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, the proxies named above are authorized to vote all Owned Shares: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Agreement and the approval and adoption of the Merger Agreement and the Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Company or the undersigned under the Agreement or (B) impede, interfere with, delay, postpone or adversely affect the Offer, the Merger or the transactions contemplated thereby or by the Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement, the Agreement and this Proxy: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (including any Acquisition Proposal or any Third Party Transaction); (B) any sale, lease or transfer of a substantial portion of the assets or business of the Company or its Subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its Subsidiaries; or (C) any change in the present capitalization of the Company including any proposal to sell any equity interest in the Company or any of its Subsidiaries. The undersigned shall not enter into any binding agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Proxy.

          The undersigned acknowledges and agrees that this Proxy (w) shall be coupled with an interest, (x) shall constitute, among other things, an inducement for Parent to enter into the Agreement and the Merger Agreement, (y) shall be irrevocable and (z) shall not terminate (by operation of law or otherwise), except upon the termination of the Agreement pursuant to and in conformity with Section 7 thereof.

          The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this Proxy and any substitution or revocation with the Secretary of the Company.

Dated:  February 15, 1996


                              FORUM HOLDINGS, L.P.

                              By:  HRP Management, Ltd.,
                                 Its General Partner

                                    By:  HH Genpar Partners,
                                 Its General Partner

                                          By:  Hampstead Associates, Inc.,
                                        Its Managing General Partner

                                              By:____________________________
                                                    Name:
                                                    Title:

                                  Exhibit A-2

                                  Exhibit A-2